EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-04971) and in the Registration Statements on Form S-8 of (Nos. 333-25837, 333-45900, 333-57506, 333-67173, 333-81302, 333-85842 and 333-85846) of Crown Holdings, Inc. of our report dated March 19, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 28, 2003